UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2021

PREMIER PRODUCTS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51232	85-3285491
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6303 Owensmouth, #1058

Woodland Hills, CA 91367

(Address of principal executive offices) (Zip Code)

818-798-1878

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

This Report addresses the entry by Premier Products Group, Inc. (“Registrant”) the appointment of a new board member.

On February 25,2021, the board of directors vote unanimously to appoint Darrell A Calloway a board member in a 4-0 vote.

Darrell Alloway also serves as the President of Premier Products Group, Inc., since January of 2021.

Darrell A Calloway has over 27 years of serving as an officer and board member of publicly traded companies, Mr. Calloway brings to the board the skills learned over the years of serving on the boards of Universal Solar Technology, Inc. (UNSS), Cannlabs, Inc. (CANL), Richland Resources International, Inc. (RIGG) and KYN Capital, Inc, (KYNC).

The company’s Chief Financial Officer Arnold Sock Resigned as of March 2, 2021. The company regrets Mr. Socks resignation and he will be truly missed by the company.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Letter of Resignation

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SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PREMIER PRODUCTS GROUP, INC.

Date: March 2, 2021	By:	/s/ Tony Hicks
Chairman of the Board and CEO

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